                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT
          ____________________________________________________________


We consent to the incorporation by reference in this Registration Statement of Westower Corporation on Form S-8 of our report dated April 14, 1998, except for
Note 16, as to which the date is May 28, 1998, and Note 3, as to which the date is May 31, 1998, appearing in Post-Effective Amendment No. 2 to Registration Statement No. 333-32963 of Westower Corporation on Form SB-2 for the years ended February 28, 1998 and 1997.

/s/ Moss Adams LLP

Moss Adams LLP

Bellingham, Washington
October 5, 1998